Exhibit 32.1
SECTION 1350 CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, Il Yung Kim, President, Chief Executive Officer, Acting Chief Financial Officer and Director of DASAN Zhone Solutions, Inc. (the “Company”), hereby certify that, to his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 14, 2017

/s/ IL YUNG KIM
Il Yung Kim
President, Chief Executive Officer, Acting Chief Financial Officer and Director